United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

DIAMOND HILL INVESTMENT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 John H. McConnell Blvd., Suite 200, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

The Chairman and Chief Executive Officer of Diamond Hill Investment Group, Inc. ("DHIL"), R. H. Dillon, has informed DHIL that he has entered into a Rule 10b5-1 Plan (the "Plan") to sell approximately 65,000 common shares of DHIL. Mr. Dillon informed DHIL that the purpose of the Plan is to diversify his personal investments. Mr. Dillon has been DHIL's Chief Executive Officer since joining the firm in May of 2000 and currently owns 297,687 shares of DHIL, which represents 8.8% of DHIL's total outstanding shares. Over the last five years, Mr. Dillon has not sold any shares of DHIL. Based on DHIL's current ownership, following the sale Mr. Dillon would continue to be DHIL's largest shareholder.

Mr. Dillon has informed DHIL that he intends to invest the majority of the proceeds received from the sale of the shares into funds managed by Diamond Hill Capital Management, Inc., which DHIL believes will continue to align his interests with those of its clients.

As previously disclosed, Mr. Dillon intends to step down as DHIL's Chief Executive Officer at the end of 2015, but continue as Chairman of the Board of Directors and as a portfolio manager for Diamond Hill Capital Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	June 16, 2015	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer